     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

PNC BANK CORP.......................................           PENNSYLVANIA                     25-1435979
PNC CAPITAL TRUST C.................................             DELAWARE                     To Be Obtained
PNC CAPITAL TRUST D.................................             DELAWARE                     To Be Obtained
PNC CAPITAL TRUST E.................................             DELAWARE                     To Be Obtained
PNC CAPITAL TRUST F.................................             DELAWARE                     To Be Obtained
(Exact name of each Registrant as specified in its    (State or other jurisdiction of        (I.R.S. Employer
charter)                                              incorporation or organization)        Identification No.)

                            ------------------------
                                249 Fifth Avenue
                         Pittsburgh, Pennsylvania 15222
                                 (412) 762-1533
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              Robert L. Haunschild
               Senior Vice President and Chief Financial Officer
                                 PNC Bank Corp.
                                249 Fifth Avenue
                              Pittsburgh, PA 15222
                                 (412) 762-5770
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)

                                    Copy To:
                              Steven Kaplan, Esq.
                                Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998

    Approximate date of commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
             TITLE OF SECURITIES                    AMOUNT TO          OFFERING PRICE           AGGREGATE           AMOUNT OF
               TO BE REGISTERED                 BE REGISTERED(1)      PER SECURITY(2)       OFFERING PRICE(3)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Capital Securities of PNC Capital Trust C, PNC
  Capital Trust D,
  PNC Capital Trust E and PNC Capital Trust F          (3)                  (2)                $600,000,000          $177,000
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of PNC Bank
  Corp. (5)                                            (3)                  (2)              $600,000,000(6)            NA
---------------------------------------------------------------------------------------------------------------------------------
PNC Bank Corp. Guarantees with respect to the
  Capital Securities (4)(7)                            NA                    NA                     NA                  NA
---------------------------------------------------------------------------------------------------------------------------------
Total                                                  (3)                   NA              $600,000,000(6)         $177,000
=================================================================================================================================

(1) In no event will the aggregate initial offering price of the Capital Securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F (collectively the "Trusts") issued under this Registration Statement exceed $600,000,000, exclusive of accrued interest and dividends, if any. A like amount of Subordinated Debt Securities may be issued and sold by PNC Bank Corp. ("PNC") to the Trusts, in which event such Subordinated Debt Securities may later be distributed for no additional consideration to the holder of the Capital Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.
(2) The proposed maximum offering price per security will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3) The proposed amount of securities to be registered will be determined from time to time in connection with the issuance of the securities registered hereunder and will be affected by the proposed maximum offering price per security determined from time to time.
(4) Estimated solely for the purpose of computing the registration fee.
(5) This Registration Statement is deemed to cover the rights of holders of Junior Subordinated Debentures of PNC Bank Corp. under the Indenture, the rights of holders of Capital Securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F under each Trust Agreement, and the rights of holders of the Capital Securities under the Guarantees, which, taken together, fully, irrevocably and unconditionally guarantee all the respective obligations of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F under the Capital Securities.
(6) The Junior Subordinated Debentures will be purchased by PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F with the proceeds of the sale of the Capital Securities.
(7) Such amount represents the principal amount of Junior Subordinated Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F Capital Securities.
(8) This Registration Statement is deemed to cover the Guarantee. No separate consideration will be received for any Guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL REGISTRATION STATEMENT SHALL BECOME EFFECTIVE OF SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                SUBJECT TO COMPLETION, DATED             , 1998
PROSPECTUS
PNC CAPITAL TRUST C

PNC CAPITAL TRUST D                                                PNC BANK LOGO

PNC CAPITAL TRUST E

PNC CAPITAL TRUST F

   CAPITAL SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
   TO THE EXTENT DESCRIBED HEREIN, BY PNC BANK CORP.

    PNC Bank Corp., a Pennsylvania corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Corporation. As provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."

    PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F (each, an "Issuer Trust"), each a statutory business trust formed under the laws of the State of Delaware, may severally offer, from time to time, preferred securities (the "Capital Securities") representing preferred beneficial ownership interests in such Issuer Trust. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in such Issuer Trust Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.

    Concurrently with the issuance by an Issuer Trust of its Capital Securities, such Issuer Trust will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer Trust's Capital Securities (the "Related Capital Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, the Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Capital Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Capital Securities -- Distributions."

    Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement and the related Guarantee (each, as defined herein), in the aggregate, will provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee." The payment of Distributions with respect to the Capital Securities of each Issuer Trust and payments on liquidation of such Issuer Trust or redemption of such Capital Securities, in each case out of funds held by such Issuer Trust, will be irrevocably guaranteed by the Corporation to the extent described herein (each a "Guarantee"). See "Description of Guarantees." The obligations of the Corporation under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.
                                                        (Continued on next page)
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Cover Page Continued)

     The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer Trust. If so provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required under the Federal Reserve's applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate each Issuer Trust and, after satisfaction of liabilities to the creditors of such Issuer Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Capital Securities in exchange therefor upon liquidation of their interests in such Issuer Trust. See "Description of Capital Securities -- Liquidation Distribution Upon Termination."

     The Junior Subordinated Debentures and Capital Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Capital Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $600,000,000. Certain specific terms of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferred terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer Trust, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures and the Capital Securities.

     The Junior Subordinated Debentures and Capital Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Capital Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Capital Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Capital Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Capital Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public

Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants that file electronically, such as the Corporation. The address of the Commission's World Wide Web site is http:/www.sec.gov. Such reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuer Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of any Issuer Trust have been included herein. The Corporation and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding Junior Subordinated Debentures as trust assets and issuing the Trust Securities. See "The Issuer Trusts." "Description of Capital Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation hereby incorporates by reference in this Prospectus its (i) Annual Report on Form 10-K for the year ended December 31, 1997, and (ii) Current Reports on Form 8-K filed on January 15, 1998 and April 14, 1998.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or any accompanying Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus or such accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written requests for any such documents should be sent to: Michelle Sentnor, Assistant Vice President Financial Reporting, PNC Bank Corp., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 or financial.reporting@pncbank.com on the Internet. Telephone requests may be directed to (412) 762-1553. The Corporation's Exchange Act filings are also electronically available to the public at its World Wide Web site at http://www.pncbank.com.

                                 PNC BANK CORP.

     The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Corporation was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, the Corporation has diversified its geographic presence and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbank subsidiaries.

     The Corporation is one of the largest diversified financial service companies in the United States. The Corporation operates through seven lines of business: National Consumer Banking, Private Banking, Secured Lending, Corporate Banking, Regional Community Banking, Mortgage Banking and Asset Management and Servicing. Each line of business focuses on specific customer segments and offers financial products and services in the Corporation's primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky and nationally through retail distribution networks and alternative delivery channels. At March 31, 1998, the Corporation's consolidated assets, loans (net of unearned income), deposits, and shareholders' equity were $72.4 billion, $53.6 billion, $46.1 billion and $5.5 billion, respectively.

     While the Corporation manages seven lines of business, the corporate legal structure consists of 5 subsidiary banks and 111 nonbank subsidiaries. PNC Bank, National Association, headquartered in Pittsburgh, Pennsylvania ("PNC Bank"), is the Corporation's principal bank subsidiary. At December 31, 1997, PNC Bank had total assets of $69.7 billion, representing approximately 93% of the Corporation's consolidated assets.

     The Corporation's principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, and its telephone number is
(412) 762-1553.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following unaudited table presents the consolidated ratio of earnings to fixed charges of the Corporation. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and cumulative effect of changes in accounting principles and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed to be equivalent to interest on debt, borrowed funds discount amortization expense and distributions on trust preferred Capital Securities. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, other borrowed funds and subordinated debt.

                                           THREE MONTHS
                                              ENDED             YEAR ENDED DECEMBER 31,
                                            MARCH 31,     ------------------------------------
                                               1998       1997    1996    1995    1994    1993
                                               ----       ----    ----    ----    ----    ----
Excluding interest on deposits...........      2.34       2.38x   2.39    1.42x   2.10x   2.62x
Including interest on deposits...........      1.61       1.62    1.60    1.21    1.53    1.67

                               THE ISSUER TRUSTS

     Each Issuer Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer Trust, and the Delaware Trustee and two Administrators (as defined herein) of such Issuer Trust and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on April 16, 1998. The trust agreement of each Issuer Trust will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") prior to the issuance of Capital Securities by such Issuer Trust, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Two individuals will be selected by the holders of the Common Securities of each Issuer Trust to act as administrators with respect to such Issuer Trust (the "Administrators"). The Corporation, while holder of the Common Securities of each Issuer Trust, intends to select two individuals who are employees or officers of or affiliated with the Corporation to serve as the Administrators. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds of such Trust Securities in a Series of Corresponding Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures owned by an Issuer Trust will be the sole revenue of such Issuer Trust.

     All of the Common Securities of each Issuer Trust will be owned directly or indirectly by the Corporation. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer Trust, except that upon the occurrence and continuation of a Debenture Event of Default (as defined herein) arising as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures owned by such Issuer Trust when due, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See "Description of Capital Securities -- Subordination of Common Securities." Unless otherwise specified in the applicable Prospectus Supplement, the Corporation will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Issuer Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust will have a term of 55 years, but may dissolve earlier as provided in the applicable Trust Agreement and described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the name and address of the Delaware Trustee for each Issuer Trust will be Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, telephone number (302) 636-3305, and the name and address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500. The Delaware Trustee and the Property Trustee are collectively referred to herein as the "Issuer Trustees."

                                USE OF PROCEEDS

     Each Issuer Trust will use all proceeds received from the same of the Capital Securities to purchase Corresponding Junior Subordinated Debentures from the Corporation. Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuer Trusts in connection with the investment by the Issuer Trusts of all of the proceeds from the sale of Trust Securities) for general corporate purposes, which may include the repayment of indebtedness, repurchases of outstanding common stock of the Corporation, investments in or extensions of credit extensions of credit to its subsidiaries and/or the financing of possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, the Corporation may from time to time engage in additional financings of a character and in amounts to be determined.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     Junior Subordinated Debentures may be issued from time to time in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (the "Indenture"), to be entered into by the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"). The terms of such Junior Subordinated Debentures will include those stated in the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act.

     Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures heretofore or hereafter issued pursuant to the Indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior

Indebtedness (as defined below) of the Corporation. See "-- Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including PNC Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination" and the applicable Prospectus Supplement relating to any offering of Capital Securities or Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an Indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures offered thereby: (1) the title of such Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of such Junior Subordinated Debentures; (3) the date or dates on which the principal of such Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof and any right of the Corporation to shorten the Stated Maturity; (4) the rate or rates, if any, at which such Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") and the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on such Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," such Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of such Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay such Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which such Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right; (8) the denominations in which such Junior Subordinated Debentures shall be issuable; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which such Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or in the covenants of the Corporation specified in the Indenture with respect to such Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to such Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such Junior Subordinated Debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on such Junior Subordinated Debentures or the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of such Junior Subordinated Debentures and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures" whether such Junior Subordinated Debentures shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms of any right of the Corporation or a holder to convert or exchange such Junior Subordinated Debentures into Capital Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

REGISTRATION, DENOMINATION, AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with or on behalf of a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered from and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual definitive Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary, which may include the accounts of the operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel") ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants, including Euroclear and Cedel and their participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interest in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in aggregate principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in the denominations specified for such series in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures (other than any Junior Subordinated Debentures represented by Global Junior Subordinated Debentures) will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designated from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

     As provided in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided, that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof plus any redemption premium required to be paid thereon.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event, a Capital Treatment Event or Investment Company Event (each as defined below) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following of the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption plus any redemption premium required to be paid thereon, except as otherwise specified in the applicable Prospectus Supplement.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Related Capital Securities based upon the relative Liquidation Amounts of such classes, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed:

     "Liquidation Amount" means the stated amount per Trust Security as set forth in the applicable Prospectus Supplement.

     "Tax Event" with respect to an Issuer Trust means the receipt by the Issuer Trust of a series of Capital Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of such Capital Securities, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such issuer is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the applicable Capital Securities under the applicable Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the applicable Capital Securities as "Tier I Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

     "Investment Company Event" with respect to an Issuer Trust means the receipt by the Issuer Trust of an opinion of counsel to the Corporation experienced in such manners to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "25% Capital Limitation" means the limitation imposed by the Federal Reserve that the proceeds of certain qualifying securities similar to the Trust Securities will qualify as Tier 1 capital of the issuer up to an amount not to exceed 25% of the issuer's Tier 1 capital, or any subsequent limitation adopted by the Federal Reserve.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's right plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Corporation has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Issuer Trust, the Corporation is in default with respect to its payment of any obligations under the Guarantees or
(z) the Corporation has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Capital Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would receive the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Capital Securities.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is confirming constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

     (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

     (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when the whether at maturity or upon redemption by declaration of acceleration or otherwise; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration and waive the default if all defaults (other than the non-payment of Junior Subordinated Debentures which have become due solely by such acceleration) have been earned and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities affected shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default with respect to a series of Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Junior Subordinated Debentures on the date such interest or principal is due and payable, a registered holder of Related Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer Trust may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Capital Securities -- Events of Default Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTION

     The Indenture provides that the Corporation may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organised under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture, provided, however, that nothing in the Indenture shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a Principal Subsidiary Bank with and into a

Principal Subsidiary Bank or the Corporation, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Corporation, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Corporation, if, in any such case in which the surviving; resulting or acquiring entity is not the Corporation, the Corporation would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

     For purposes of clause (i) above, the term "Principal Subsidiary Bank" means each of (i) PNC Bank, (ii) any other banking subsidiary of the Corporation, the consolidated assets of which constitute 20% or more of the consolidated assets of the Corporation and its consolidated subsidiaries, (iii) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a resolution of the Board of Directors of the Corporation and set forth in an officers' certificate delivered to the Debenture Trustee, and (iv) any banking subsidiary of the Corporation that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of Clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (i), (ii) or (iii) or a subsidiary (in the case of clause (iv)) of the Corporation.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Capital Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Capital Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     In the Indenture, the Corporation has covenant and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration thereof) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of

Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to loans of credit, bankers' acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) every obligation of the Corporation for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clause (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing, Senior Indebtedness shall include (i) the following obligations of PNC Funding Corp which are guaranteed by the Corporation: (A) 9 7/8% Subordinated Notes Due 2001, (B) 6 7/8% Subordinated Notes Due 2003, (C) 6 1/8% Subordinated Notes Due 2003, (D) 7 3/4% Subordinated Notes Due 2004, (E) 6 7/8% Subordinated Notes Due 2007, (F) 4.93% Senior Notes Due 1998, (G) 5.43% Senior Notes Due 2000, (H) 5.18% Senior Notes Due 1999, and (I) $500 million credit facility under an Amended and Restated Credit Agreement dated as of March 18, 1996, (ii) the following joint and several obligations of the Corporation and PNC Bancorp, Inc. assumed in connection with the merger of Midlantic Corporation with PNC Bancorp,
Inc.: (A) 8 1/4% Convertible Subordinated Debentures Due 2010, (B) 9.875% Subordinated Capital Notes Due 1999, (C) 9.20% Subordinated Capital Notes Due 2001 and (D) 9.25% Senior Notes Due 1999; and (iii) the following obligations of the Corporation: (A) 8 1/4% Convertible Subordinated Debentures Due 2008 and (B) 8 1/2% Convertible Subordinated Debentures Due 2005. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Corporation which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (iii) any Senior Indebtedness of the Corporation to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Corporation or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing entity of the Corporation in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Indebtedness.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

TRUST EXPENSES

     Pursuant to the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures of a series not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose of, and in an amount sufficient for, payment and discharge of the entire indebtedness on the Junior Subordinated Debentures of such series not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect with respect to that series (except as to the Corporation's obligations to pay all other sums due with respect to that series pursuant to the Indenture and or provide the officer's certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture with respect to that series.

THE DEBENTURE TRUSTEE

     The Debenture Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of its obligations under the Junior Subordinated Debentures, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayments or adequate indemnity is not reasonably assured to it.

     Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Corporation or its subsidiaries relating to other issues of their securities. In addition, the Corporation and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer Trust's Capital Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer Trust in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer Trust and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities for a series of Corresponding Junior Subordinated Debentures will have the rights, in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "-- Modification of Indenture", "-- Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Capital Securities," unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event, Capital Trust Event or Investment Company Event shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, in whole but not in part, subject to the provisions of the

Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption plus any redemption premium required to be paid thereon. For so long as the applicable Issuer Trust is the holder of all the oustanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer Trust to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

     The Corporation will convenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate any Issuer Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of such Issuer Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement for each Issuer Trust, the Issuer Trustees on behalf of such Issuer Trust will issue the Capital Securities and the Common Securities. The Capital Securities of a particular issue will represent preferred beneficial ownership interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to the Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory business trust whose Common Securities are owned by the Corporation.

GENERAL

     The Capital Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Issuer Trust except as described under "-- Subordination of Common Securities." The Corresponding Junior Subordinated Debentures will be registered in the name of the related Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Related Capital Securities and Common Securities. Each Guarantee Agreement (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     The Capital Securities will represent preferred individual beneficial interests in the assets of the relevant Issuer Trust and Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. The Distributions on each Capital Security will be payable at a rate specified in the applicable Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than (a) a Saturday or a Sunday, (b) a day on which banking institutions in Pittsburgh, Pennsylvania or The City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     If provided in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing the Corporation will have the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided, that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for each Capital Securities) by the issuer Trust of such Capital Securities during any such Extension Period. During such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plans, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock.

     The revenue of each Issuer Trust available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under "Description of Guarantees."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer Trust on the relevant record dates, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

     Subject to the Corporation's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time to terminate any Issuer Trust and, after satisfaction of the liabilities of creditors of such Issuer Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Capital Securities and Common Securities issued by such Issuer Trust to be distributed to the holders of such Related Capital Securities and Common Securities in exchange therefor upon liquidation of such Issuer Trust.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the registered holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by The Depository Trust Company ("DTC") or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the securities registrar for transfer or reissuance.

     There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer Trust has funds on hand available for the payment of such Redemption Price. See also
"-- Subordination of Common Securities."

     If an Issuer Trust gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance." If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price and any distribution payable in respect of the Capital Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Corporation pursuant to the relevant Guarantee as described under "Description of Guarantees," "Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without Limitation, United States federal securities law), the Corporation or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement and may resell such securities.

     Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable record holders thereof as they appear on the register for such Capital Securities on the relevant record date, as specified in the applicable Prospectus Supplement.

     If less than all of the Capital Securities and Common Securities issued by an Issuer Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption or if the Capital Securities are then held in the form of a Global Capital Security, in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Corporation pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution (as defined below) in respect of each Issuer Trust's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing as a result of any failure by the Corporation to pay amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of or the Liquidated Distribution in respect of, any of the Issuer Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer Trust's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payments of the Redemption Price the full amount of such Redemption Price on all of the Issuer Trust's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer Trust's Capital Securities then due and payable.

     In the case of any Event of Default (as defined below) under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See
"-- Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all events of default under the applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Issuer Trust's Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to each Trust Agreement, each Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to dissolve such Issuer Trust (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) the repayment of all of the Issuer Trust's Capital Securities in connection with the redemption of all its Trust Securities as described under "-- Redemption or Exchange;" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Issuer Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debenture when due, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Capital Securities issued under such Trust Agreement (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

     (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable and continuation of such default for a period of 30 days; or

     (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trust Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities of the applicable Issuer Trust, a written notice specifying such default or breach and requiring it to be remedied and stating than such notice is a "Notice of Default" under such Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property trustee, the Property Trustee will transmit notice of such Event of Default to the holders of such Issuer Trust's Trust Securities and the Administrators, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "-- Subordination of Common Securities" and "--Liquidation Distribution Upon termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such issuer Trustee will appoint its successor. If an Issuer trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such issuer Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such issuer Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

     An Issuer Trust may not merge with or into consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Trust Agreement. An Issuer Trust may, at the request of the holders of the Common Securities, with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed as the holder of the Corresponding Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust at all time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority in Liquidation amount of the Common Securities Issuer Trustees and the Property Trustee with
(i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's status as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Dedenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annual a declaration that the principal of all the corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of the corresponding Capital Securities. The Property Trustees may not revoke any action previously authorized of approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer Trust to be classified as a corporation for United States federal income tax purposes.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required for an Issuer Trust to redeem and cancels its Capital Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

     The Capital Securities of a series may be issued in whole or in part in the form of one or more Global Capital Securities that will be deposited with, or on behalf of, the Depositary, which unless otherwise indicated in the applicable Prospectus Supplement for such series will be DTC. Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the Depositary for such Global Capital Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants, which may include Euroclear and Cedel. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities or by the Corporation if such Capital Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants including Euroclear and Cedel. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

     So long as the Depositary for a Global Capital Security, or its nominee, is the registered owner of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Indenture governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Capital Securities represented by a Global Capital Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Capital Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Capital Security representing any of such Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of such

Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer Trust within 90 days, the Issuer Trust will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, the Issuer Trust may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities, determine not to have any Capital Securities of such series represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if the Issuer Trust so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to the Issuer Trust, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series represented by such Global Capital Security equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer Trust's Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register of the Trust Securities. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Property Trustee shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Corporation, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

MISCELLANEOUS

     The Administrators are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as a corporation for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the holders of Common Securities and the Property Trustee are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Related Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

     Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Capital Securities or Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer Trust's Capital Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with the Property Trustee as custodian for DTC.

     DTC is a limited purpose trust company organised under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Banking Law, a member of the Federal System, a "clearing corporation" with the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchasers of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior

Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Issuer Trust or Junior Subordinated Debentures is discontinued.

     Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take actions or effect final settlement on its behalf by delivering or receiving interests in the Capital Securities or Junior Subordinated Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Capital Security or Junior Subordinated Debenture from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Capital Security or Junior Subordinated Debenture by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

     DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DCT to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of an Issuer Trust's Capital Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer Trust thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer Trusts and the Corporation believe to be accurate, but the Issuer Trusts and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuer Trusts nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as guarantee trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer Trust's Capital Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Capital Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time. (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that such Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, of such Issuer Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Capital Securities on liquidation of the Issuer Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Capital Securities of by causing the Issuer Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that such related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     It the Corporation does not make payments on the Corresponding Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See"-- Status of the Guarantees." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganisation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into the future or otherwise.

     The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust 's obligations under the Capital Securities. See "relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

     Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the right of holders of the related Capital Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefits of the holders of the related Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any registered holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after the occurrence of an event of default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Corporation. See "Description of Junior Subordinated Debentures Information Concerning the Debenture Trustee."

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Capital Securities, upon full payment of the amounts payable upon liquidation of the related Issuer Trust or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Trust Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Securities must restore payment of any sums paid under such Trust Securities of such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

          RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer trust has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related trust Agreement and the related Guarantee provide, in the aggregate, a full irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Related Capital Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer trust will not pay Distributions when the related Issuer trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder.

     The obligations of the Corporation under the Indenture and each guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Related Capital Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) each Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Related Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity. See "Description of Guarantee."

     A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture. See "Description of Junior Subordinated Debentures -- Subordination."

LIMITED PURPOSE OF ISSUER TRUSTS

     Each Issuer Trust's Capital Securities evidence preferred undivided beneficial interests in the assets of Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation payments on Corresponding Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from such Issuer Trust (or from the Corporation under the applicable Guarantee) only if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary dissolution of an Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Related Capital Securities will be entitled to receive, out of the assets held by such Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Issuer Trust, as registered holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust's obligations to the holders of its Trust Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                   SUPERVISION, REGULATION AND OTHER MATTERS

     The Corporation and its subsidiaries are subject to extensive governmental regulation. The coverage of the regulations range from activity, investment and dividend limitations on the bank holding company and its subsidiaries to consumer-related protections for loans, deposits, brokerage and mutual fund customers. The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Corporation. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the incorporated documents. See "Incorporation of Certain Documents by Reference."

     As a bank holding company registered under the BHC Act, the Corporation's primary bank regulatory authority is the Federal Reserve. Under Federal Reserve policy, a bank holding company is expected to act as a source of strength to each of its subsidiary banks and to commit resources to support each such bank. As a result of that policy, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so. Moreover, the actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Corporation of future changes in monetary and other policies of the Federal Reserve are not predictable, as such changes also depend on economic conditions and domestic and foreign governmental policies, among other factors.

     The Corporation is a legal entity separate and distinct from PNC Bank and its other subsidiaries and affiliates. Such subsidiaries and affiliates are also subject to supervision and examination by various federal and state regulatory agencies, including the Office of the Comptroller of the Currency ("OCC") with respect to PNC Bank. Because the Corporation is a holding company, its rights and the rights of its creditors and shareholders, including the holders of the Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

     The Corporation derives substantially all of its income from payment of dividends by its bank and non-bank subsidiaries. There are various legal limitations on the extent to which the Corporation's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation. For example, the approval of the OCC is required if total dividends by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. The approval of the Office of Thrift Supervision may be required if total dividends declared by the Corporation's savings association subsidiary in any calendar year exceed amounts specified in that agency's regulations. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements (as described below) as well as policy statements of the federal regulatory Agencies that indicate that banking organizations should generally pay dividends out of current operating earnings. Contractual restrictions may also limit the ability to pay dividends, such as those contained in documentation relating to mandatorily redeemable Capital Securities in the event of a default.

     The U.S. federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Corporation and its insured depository institution subsidiaries are subject. These guidelines are based on an international agreement developed by the Basle committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk. From time to time, the federal regulatory agencies propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets.

     Each of the Corporation's subsidiary banks is required to maintain a minimum total risk-based ratio of 8%, of which one-half (4%) must be "Tier 1" capital. In addition, U.S. federal bank regulators have established leverage ratio (Tier 1 capital to average total adjusted assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant, taking into consideration concentration of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agencies as a factor in evaluating a bank's capital adequacy. The Federal Reserve also has recently issued additional capital guidelines for bank holding companies that engage in certain trading activities.

     The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding company. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," as defined by the law. Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan, which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept broker deposits without prior regulatory approval and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At March 31, 1998, each of the Corporation's subsidiary banks exceeded the required ratios for classification as "well capitalized."

     The deposits of the Corporation's subsidiary banks are insured by the Federal Deposit Insurance Corporation (the "FDIC") and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors with a statutory minimum of $2,000. However, based on legislation enacted in 1996, the FDIC also assesses insured institutions an additional premium based on deposit levels to cover certain bonds issued by a government entity. Currently, the Corporation's bank subsidiaries are not assesses any premium for deposits insured by either the Bank Insurance Fund or by the Savings Association Insurance Fund. The Corporation's bank subsidiaries, however, continue to pay premiums based on deposit levels to service debt on bonds issued by a governmental entity.

     Under U.S. federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. As a result, the Corporation's subsidiary banks could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution the result could be that such obligations would be prepaid without premium even where by their terms they were not prepayable or prepayable only with a premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

     The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. Effective June 1, 1997, the Corporation's bank subsidiaries have the ability, subject to certain restrictions, to consolidate with other banking subsidiaries of the Corporation or to acquire by acquisition or merger branches outside of their home state. The Corporation has taken advantage of such and certain related state actions as evidenced by the December 31, 1997 merger of PNC Bank, National Association and its banking affiliates located in Kentucky, Indiana and Ohio. Competition may increase as banks branch across state lines and enter new markets.

                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer Trust may sell its Junior Subordinated Debentures and Capital Securities, respectively, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Capital Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Issuer Trust to underwriters in connection with the offering of Junior Subordinated Debentures or Capital Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     In connection with the offering of the Capital Securities of any Issuer Trust, such Issuer Trust may grant to the underwriters an option to purchase additional Capital Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Capital Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer Trust and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Capital Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Capital Securities.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, each Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Corporation. Capital Securities will be included in the consolidated balance sheets of the Corporation and appropriate disclosures about Capital Securities, Guarantees and Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, Distributions on Capital Securities will be recorded in the consolidated statements of income of the Corporation.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Arnold & Porter, special counsel to the Corporation, and for the Issuer Trusts by Richards, Layton & Finger, special Delaware counsel to the Issuer Trusts and the Corporation.

                                    EXPERTS

     The consolidated financial statements of the Corporation incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given by the authority of such firm as experts in accounting and auditing.

     Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of independent auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firms as experts in accounting and auditing.

=======================================

  No dealer, salesperson or other
person has been authorized to give
any information or to make any
representations other than those
contained or incorporated by
reference in the Prospectus
Supplement or the Prospectus in
connection with the offer made by
the Prospectus Supplement and the
Prospectus, and, if given or made,
such information or representations
must not be relied upon as having
been authorized. Neither the
delivery of the Prospectus
Supplement and the Prospectus nor
any sale made under the Prospectus
Supplement and the Prospectus shall
under any circumstances create an
implication that there has been no
change in the affairs of the Issuer
Trust or PNC Bank Corp. since the
date hereof. The Prospectus
Supplement and the Prospectus do not
constitute an offer or solicitation
by anyone in any jurisdiction in
which such offer or solicitation is
not authorized or in which the
person making such solicitation is
not qualified to do so or to anyone
to whom it is unlawful to make such
offer or solicitation.

         -----------------

         TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information...................    2
Incorporation of Certain Documents by
  Reference.............................    3
PNC Bank Corp. .........................    4
Consolidated Ratio of Earnings to Fixed
  Charges...............................    4
The Issuer Trusts.......................    4
Use of Proceeds.........................    5
Description of Junior Subordinated
  Debentures............................    5
Description of Capital Securities.......   17
Book-Entry Issuance.....................   27
Description of Guarantees...............   29
Relationship among the Capital
  Securities, the Corresponding Junior
  Subordinated Debentures and the
  Guarantees............................   31
Supervision, Regulation and Other
  Matters...............................   33
Plan of Distribution....................   35
Accounting Treatment....................   36
Legal Matters...........................   36
Experts.................................   36

========================================

             PNC Capital Trust
              [C][D][E][F]
           Capital Securities
  Fully and Unconditionally Guaranteed
    to the extent described herein,
                   by
             PNC Bank Corp.

               ----------

               PROSPECTUS

               ----------
                       , 1998

========================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions, are as follows:

     To be borne by PNC Bank Corp.:

Securities and Exchange Commission Registration Fee.........  $177,000
Legal Fees and Expenses.....................................   100,000
Trustee Fees and Expenses...................................    20,000
Printing and Engraving......................................    75,000
Rating Fees.................................................     *
Accounting Fees.............................................    50,000
Blue Sky and Legal Investment Fees and Expenses.............    15,000
Listing Fees................................................     *
Miscellaneous...............................................     *
                                                              --------
  Total.....................................................  $  *
                                                              ========

---------
* To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) ("1988 BCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjusted to be liable for negligence or misconduct in the performance of such person's duties. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     PNC Bank Corp.'s By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the Laws of Pennsylvania's in effect at the time of such indemnification. PNC Bank Corp.'s By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director except in any case such elimination is not permitted by law.

     PNC Bank Corp. has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by its respective officers and directors in connection with the performance of their duties.

     Pursuant to the form of underwriting agreement, filed as Exhibit 1.1 to this Registration Statement, the PNC has agreed to indemnify the underwriters, if any, against certain liabilities under federal and state securities laws.

     Under the Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuer Trust or any predecessor Trustee for the Issuer Trust, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 16. EXHIBITS

     An Exhibit Index immediately succeeds the signature page and precedes the exhibits filed with this registration statement.

ITEM 17. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby also undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 19834 that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (5) That, for the purposes of determining any liability under the Securities Act of 1933:

             (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 487(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on this 21st day of April, 1998.

                                               PNC BANK CORP.

                                          By: /s/ ROBERT L. HAUNSCHILD
                                            ------------------------------------
                                          Name: Robert L. Haunschild
                                            Title:  Senior Vice President and
                                                Chief Financial Officer

     Pursuant to the requirement of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on this 21st day of April, 1998.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
*                                              Chairman, Chief Executive Officer
---------------------------------------------
Thomas H. O'Brien

*                                              Director
---------------------------------------------
Paul W. Chellgren

*                                              Director
---------------------------------------------
Robert N. Clay

*                                              Director
---------------------------------------------
George A. Davidson, Jr.

*                                              Director
---------------------------------------------
David F. Girard-diCarlo

*                                              Director
---------------------------------------------
C. G. Grefenstette

*                                              Director
---------------------------------------------
William R. Johnson

*                                              Director
---------------------------------------------
Bruce C. Lindsay

*                                              Director
---------------------------------------------
Thomas Marshall

*                                              Director
---------------------------------------------
W. Craig McClelland

                  SIGNATURE                                        TITLE
                  ---------                                        -----
*                                              Director
---------------------------------------------
Jane G. Pepper

*                                              President and Director
---------------------------------------------
Jackson H. Randolph

*                                              Director
---------------------------------------------
James E. Rohr

*                                              Director
---------------------------------------------
Roderic H. Ross

*                                              Director
---------------------------------------------
Vincent A. Sarni

*                                              Director
---------------------------------------------
Garry J. Scheuring

*                                              Director
---------------------------------------------
Richard P. Simmons

*                                              Director
---------------------------------------------
Thomas J. Usher

*                                              Director
---------------------------------------------
Milton A. Washington

*                                              Director
---------------------------------------------
Helge H. Wehmeier

* hereby signs this Registration Statement on Form S-3 on April 21, 1998 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

                                          By: /s/ JOHN F. FULGONEY
                                             -----------------------------------
                                             Name:  John F. Fulgoney
                                             Title: Corporate Secretary

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on this 21st day of April, 1998.

                                          PNC CAPITAL TRUST C

                                          By: /s/ KEVIN R. GLASS
                                             -----------------------------------
                                             Name:  Kevin R. Glass
                                             Title: Administrator

                                          PNC CAPITAL TRUST D

                                          By: /s/ KEVIN R. GLASS
                                             -----------------------------------
                                             Name:  Kevin R. Glass
                                             Title: Administrator

                                          PNC CAPITAL TRUST E

                                          By: /s/ KEVIN R. GLASS
                                             -----------------------------------
                                             Name:  Kevin R. Glass
                                             Title: Administrator

                                          PNC CAPITAL TRUST F

                                          By: /s/ KEVIN R. GLASS
                                             -----------------------------------
                                             Name:  Kevin R. Glass
                                             Title: Administrator

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------
   1.1    Form of Underwriting Agreement.
   3.1    Articles of Incorporation of PNC Bank Corp., as amended,
          incorporated herein by reference to Exhibits 99.1 and 99.2 to Current Report on Form 8-K dated October 7, 1996 of PNC
          Bank Corp. (File No. 1-9718).
   3.2    By-laws of PNC Bank Corp., as amended, incorporated herein by reference to Exhibit 99 to Current Report on Form 8-K
          dated July 9, 1997 of PNC Bank Corp. (File No. 1-9718).
   4.1    Certificate of Trust of PNC Capital Trust C.
   4.2    Certificate of Trust of PNC Capital Trust D.
   4.3    Certificate of Trust of PNC Capital Trust E.
   4.4    Certificate of Trust of PNC Capital Trust F.
   4.5    Trust Agreement of PNC Capital Trust C.
   4.6    Trust Agreement of PNC Capital Trust D.
   4.7    Trust Agreement of PNC Capital Trust E.
   4.8    Trust Agreement of PNC Capital Trust F.
   4.9    Form of Amended and Restated Trust Agreement for each of PNC
          Capital Trust C, PNC Capital Trust D, PNC Capital Trust E
          and PNC Capital Trust F among PNC Bank Corp., as Depositor,
          Bankers Trust Company as Property Trustee, Bankers Trust
          (Delaware) as Delaware Trustee and the several holders as
          defined therein.
  4.10    Form of Junior Subordinated Indenture to be used in
          connection with the issuance of the Junior Subordinated
          Debentures.
  4.11    Form of Capital Security (included in Exhibit 4.9)
  4.12    Form of Junior Subordinated Debenture. (included in Exhibit
          4.10)
  4.13    Form of Guarantee Agreement for each of PNC Capital Trust C,
          PNC Capital Trust D, PNC Capital Trust E and PNC Capital
          Trust F between PNC Bank Corp., as Guarantor and Bankers
          Trust Company, as Trustee.
   5.1    Opinion of Arnold & Porter, Special Counsel to PNC Bank
          Corp., as to the validity of the Junior Subordinated
          Debentures and the Guarantees to be issued by PNC Bank
          Corp.*
   5.2    Opinion of Richards, Layton & Finger, Special Delaware
          counsel to PNC Bank Corp., as to the validity of the Capital
          Securities to be issued by PNC Capital Trust D, PNC Capital
          Trust E and PNC Capital Trust F.
     8    Tax Opinion of Arnold & Porter.**
  12.1    Computation of Ratio of Earnings to Fixed Charges.
  12.2    Computation of Ratio of Earnings to Fixed Charge and
          Preferred Stock Dividend Requirements.
  23.1    Consent of Ernst & Young, LLP.
  23.2    Consent of Arnold & Porter, Special Counsel to PNC Bank
          Corp. (included in Exhibit 5.1).*
  23.3    Consent of Richards, Layton & Finger, Special Delaware
          Counsel (included in Exhibit 5.2).
  23.4    Consent of Arnold & Porter, Special Tax Counsel.**
  24.1    Powers of Attorney for the Company.
  25.1    Form T-1 Statement of Eligibility of Bankers Trust Company
          with respect to PNC Capital Trust C.
  25.2    Form T-1 Statement of Eligibility of Bankers Trust Company
          with respect to PNC Capital Trust D.
  25.3    Form T-1 Statement of Eligibility of Bankers Trust Company
          with respect to PNC Capital Trust E.
  25.4    Form T-1 Statement of Eligibility of Bankers Trust Company
          with respect to PNC Capital Trust F.

------------
 * To be filed by amendment.

** To be filed under a Current Report on Form 8-K and incorporated herein by reference.